Exhibit 23.1

CONSENT OF CROWE HORWATH LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-163339 on Form S-3 and No. 333-124702 on Form S-8 of BofI Holding, Inc. of our report dated September 13, 2011, appearing in the Annual Report on Form 10-K filed on September 13, 2011.

/s/ Crowe Horwath LLP

Costa Mesa, California

September 30, 2011